Exhibit 13(b)

SECTION 906 CERTIFICATION

I, Ellen M. Needham, President and Chief Executive Officer, and I, Chad C. Hallett, Treasurer and Chief Financial Officer, of The Select Sector SPDR® Trust (the “Trust”) each certify that:

1.	This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ellen M. Needham
Ellen M. Needham
President and Chief Executive Officer

Date: June 5, 2020

By:	/s/ Chad C. Hallett
Chad C. Hallett
Treasurer and Chief Financial Officer

Date: June 5, 2020